                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Agreement Dated July 25, 1997 between Veeco Instruments Inc. and Esther Davenport and the Stock Option Agreement Dated July 25, 1997 between Veeco Instruments Inc. and Roberto Constantankis of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in its annual report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP


Melville, New York
September 2, 1997